         THIS FIRST SUPPLEMENTAL INDENTURE AND WAIVER (this "Supplemental
Indenture") is dated as of August 11, 2004, among Panavision Inc., a Delaware corporation (the "Issuer"), the Subsidiary Guarantors, Wilmington Trust Company,
as trustee (the "Trustee") and Wilmington Trust Company, as collateral trustee
(the "Collateral Trustee"). Capitalized terms used herein and not otherwise defined shall have the respective meaning ascribed to such terms in the
Indenture (as defined below).

         WHEREAS, the Issuer, the Subsidiary Guarantors, the Trustee and the
Collateral Trustee entered into an Indenture (the "Indenture") dated as of
January 16, 2004, to provide for the issuance of the Issuer's 12.50% Senior
Secured Notes due January 2009;

         WHEREAS, the Issuer, the Subsidiary Guarantors and the Collateral
Trustee are party to the Collateral Agreement;

         WHEREAS, the Issuer has requested, and the Subsidiary Guarantors, the
Trustee and the Collateral Trustee have agreed, that certain provisions of the
Indenture and the Collateral Agreement be amended and/or waived in the manner provided herein;

         WHEREAS, Section 10.2 of the Indenture generally permits the Indenture and the Collateral Agreement to be amended or supplemented with the written consent of the Majority Holders;

         WHEREAS, the Issuer has received the written consent of the Majority
Holders as of August 11, 2004 to the amendments and waivers contemplated by this
Supplemental Indenture; and

         WHEREAS, the Issuer, the Subsidiary Guarantors, the Trustee and the
Collateral Trustee are authorized to enter into this Supplemental Indenture;

         NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained in this Supplemental Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Issuer, the Subsidiary Guarantors, the Trustee and the
Collateral Trustee hereby agree for the equal and the ratable benefit of all
Holders of the Notes as follows:

                                  ARTICLE ONE

                  1.1 Amendments. (a) Section 1.01 of the Indenture is hereby amended by inserting the following new definitions in the appropriate alphabetic order:

                      "Alga" means Panavision Alga Paris SARL, a company
organized under the laws of France.

                                                                               2

                      "Canadian Acquisition" means the purchase by Panavision
Canada Corp of substantially all of the camera assets of the Canadian company heretofore identified to the Trustee.

                      "Canadian Seller Note" means a promissory note payable by
Panavision Canada Corp to the seller in the Canadian Acquisition in an aggregate principal amount of not more than CDN$11,000,000.

                      "Capital Expenditures" means for any period, all amounts
(whether paid in cash or accrued as liabilities), that would in accordance with
GAAP, be set forth as "capital expenditures" on the consolidated statement of cash flows of the Borrower and its Subsidiaries for such period. It is hereby understood and agreed that principal payments under the Canadian Seller Note shall not constitute Capital Expenditures.

                      "CDN$" means freely transferable lawful currency of Canada
(expressed in dollars).

                      "(euro)" means the single currency of participating member states of the European Union.

                      "First Supplemental Indenture" means the First
Supplemental Indenture and Waiver, dated as of August 11, 2004, among the
Issuer, the Subsidiary Guarantors, Wilmington Trust Company, as indenture trustee and as collateral trustee.

                      "Panavision Canada Corp" means Panavision Canada Corp., a
Canadian Corporation.

                      "Panavision Canada Sale" means the sale by Panavision
Canada Corp of its lighting assets for total consideration of approximately
$3,750,000.

                      "Technovision" means Technovision, France S.A.S., a
corporation organized under the laws of France.

                      "Technovision Acquisition" means the purchase by Alga of
100% of the Capital Stock of Technovision.

                  (b) The definition of "Non-Core Assets" is hereby amended and restated in its entirety to read as follows: "Non-Core Assets" means the member interest in, or any assets of, EFILM."

                  (c) The definition of "Permitted Investment" is hereby amended by (i)deleting the term "and" at the end of subsection (xi) thereof and
         (ii)inserting the following subsection at the end of subsection (xii)
         thereof:

                  "(xiii) Investments by the Issuer and the Restricted
                  Subsidiaries in Alga in an amount not to exceed
                  (euro)3,300,000; provided, that such Investments in Alga are
                  (i) made solely from the proceeds of the sale of Non-Core
                  Assets and (ii) used by Alga to consummate the

                                                                               3

                  Technovision Acquisition (including the payment of any
                  transaction costs); and (xiv) Investments by the Issuer and the Restricted Subsidiaries in Panavision Canada Corp in an
                  amount not to exceed the difference between (x) CDN$22,000,000 and (y) the sum of (1) the principal amount of the Canadian
                  Seller Note and (2) any Indebtedness assumed in connection with the Canadian Acquisition; provided, that such Investments in Panavision Canada Corp are (i) made solely from the
                  proceeds of the sale of Non-Core Assets and (ii) used by
                  Panavision Canada Corp to consummate the Canadian Acquisition
                  (including the payment of transaction costs and the assumption of Capital Lease Obligations)".

                  (d) The definition of "Permitted Liens" is hereby amended by
         (i) deleting the term "and" at the end of subsection (w) thereof, (ii)
         deleting the "." at the end of subsection (x) thereof and substituting in lieu thereof an ";" and (iii) inserting the following subsection at the end thereof:

                  "and (y) Liens on the assets purchased in the Canadian
                  Acquisition to secure Indebtedness of Panavision Canada Corp permitted by Section 5.17(q)."

                  (e) The definition of "Specified Disposition" is hereby
         amended and restated in its entirety to read as follows:

                  "Specified Disposition" means any sale of Non-Core Assets, which meets the following conditions:

                  (a) the Issuer has delivered to the Trustee a written notice executed by an Officer stating that no Event of Default has occurred and is continuing and that the Issuer (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds from the sale of Non-Core Assets to manufacture, repair or acquire Core
                  Assets (defined below) or repay the PANY Loan Agreement in full,

                  (b) at least 80% of the consideration received is in the form of cash or Temporary Cash Investments,

                  (c) the Net Cash Proceeds of such sale (if not used
                  substantially contemporaneously with the sale to manufacture, repair or acquire Core Assets (as defined below), repay in full the PANY Loan Agreement or permanently retire principal outstanding under the Senior Credit Facility) are placed into a cash collateral account in which the Collateral Trustee has a perfected security interest, prior to all Liens other than the Lien pursuant to the Senior Credit Facility, and

                  (d) (i) (A) the Issuer or a Restricted Subsidiary uses such
                  Net Cash Proceeds within 360 days of such sale for any one or more of the following: (I) to acquire 100% of the Capital
                  Stock of one or more entities engaged in the business of
                  manufacturing, designing, renting and/or

                                                                               4

                  selling cameras, lenses, lighting, lighting grips, power
                  distribution, generation and related transportation equipment and/or cranes and remote camera heads or components of or
                  equipment related to any of the foregoing, or to manufacture, repair or acquire any such business or assets (including
                  through Capital Expenditure), whether or not such business or assets are located within the United States (collectively, together with any capital stock or assets acquired in the
                  Canadian Acquisition or the Technovision Acquisition, the
                  "Core Assets"), (II) to consummate the Canadian Acquisition for a total purchase price not to exceed CDN$22,000,000
                  (including the payment of transaction costs, the assumption of
                  Capital Lease Obligations, the principal amount of the
                  Canadian Seller Note and any Indebtedness assumed in
                  connection with the Canadian Acquisition), (III) to consummate the Technovision Acquisition for a total purchase price not to exceed (euro)5,000,000 (including the payment of transaction costs and any payments in respect of any existing Technovision
                  Indebtedness) or (IV) to repay the PANY Loan Agreement in
                  full, (B) the Person that owns such Core Assets shall have become a "Restricted Subsidiary" hereunder, shall have become a "Subsidiary Guarantor" hereunder and shall have taken all action set forth in Section 11.6 with respect to future
                  Subsidiary Guarantors (provided, that this clause (B) shall not apply in the case of the Canadian Acquisition or the
                  Technovision Acquisition), and (C) the Issuer or Restricted
                  Subsidiary that owns the Capital Stock issued by the Person that owns such Core Assets shall have pledged the Capital
                  Stock held by the Issuer or Restricted Subsidiary, as
                  applicable (provided, that this clause (C) shall not apply in the case of the Canadian Acquisition or the Technovision
                  Acquisition), or (ii) to the extent that such Net Cash
                  Proceeds are not used as described in clause (i) above by the
                  360th day of receipt or the Issuer shall have determined not to acquire such Core Assets, such Net Cash Proceeds not so used shall constitute "Excess Proceeds" and be used as set forth in Section 5.19.

                  (f) The definition of "Transaction Charges" is hereby amended by (i) deleting the term "and" immediately preceding subsection (c)
         thereof and substituting in lieu thereof an "," and (ii) inserting the following at the end thereof:

                  "and (d) nonrecurring charges related to or arising out of fees and expenses incurred in connection with the First
                  Supplemental Indenture and an amendment of even date therewith to the Senior Credit Agreement, and the execution and delivery of the foregoing."

                  (g) Section 5.17 is hereby amended by

                  (i) restating in its entirety subsection (k) thereof as
                  follows: "Capital Lease Obligations and Purchase Money

                                                                               5

                  Indebtedness in an aggregate principal amount at any time
                  outstanding (A) not to exceed $12,000,000 or (B) if, for the year ended December 31, 2004, the EBITDA of the Issuer and its
                  Subsidiaries shall exceed the value set forth on Schedule I hereto, $14,000,000; provided, the maximum amount of
                  Indebtedness that may be created, incurred, assumed or
                  suffered to exist pursuant to this Section 5.17(k) will not be deemed to be exceeded, with respect to any such outstanding
                  Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies; provided, further for the
                  purposes of determining compliance with this Section 5.17(k), the U.S. dollar equivalent principal amount of any such
                  Indebtedness denominated in a foreign currency shall be
                  calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was created, incurred, assumed or suffered to exist;" and

                   (ii) (A) deleting the term "and" at the end of subsection (n)
                  thereof, (B) deleting the "." at the end of subsection (o)
                  thereof and substituting in lieu thereof an ";" and (C)
                  inserting the following subsections at the end thereof:

                  "(p) Indebtedness of Panavision Canada Corp under the Canadian
                  Seller Note in an aggregate principal amount not to exceed
                  CDN$11,000,000 and unsecured Guarantees of the Borrower in respect thereof; and

                  (q) Indebtedness of Alga or Panavision Canada Corp that is owed to and held by the Issuer or a Restricted Subsidiary in respect of any Investment by the Issuer or such Restricted
                  Subsidiary permitted by subsection (xiii) or (xiv), as
                  applicable, of the definition of Permitted Investments".

                  1.2 The Panavision Canada Sale. The Net Cash Proceeds received from the Panavision Canada Sale shall be deemed to constitute Excess
         Proceeds.

                  1.3 Waiver of Section 5.6 of the Collateral Agreement. The
         Collateral Trustee hereby waives noncompliance of Las Palmas (and any
         Default or Event of Default that may have resulted therefrom) with the
         30-day written notice requirement set forth in Section 5.6 of the
         Collateral Agreement in connection with Las Palmas' undertaking to change its legal name from "Las Palmas Productions, Inc." to "LPPI,
         LLC" and to convert from a California corporation to a California limited liability company; provided, that the Collateral Trustee shall have received written notice promptly (and, in any event within three
         Business Days) after the consummation of such changes.

                                                                               6

                  1.4 Amendment to Schedule 4 to the Collateral Agreement.
         Schedule 4 of the Collateral Agreement is hereby amended by deleting such schedule in its entirety and substituting in lieu thereof the schedule set forth in Annex A hereto.

                  1.5 Amendment to Deposit Account Control Agreement. The
         Collateral Trustee is hereby authorized to enter into an amendment to the Deposit Account Control Agreement, dated as of January 16, 2004, among the Borrower, the Collateral Trustee and the other parties thereto, to delete Exhibit C thereto in its entirety and substitute in lieu thereof the Exhibit C as set forth in Annex B hereto.

                                  ARTICLE TWO

                                 Miscellaneous

                  2.1 Effect of the Supplemental Indenture. This Supplemental
         Indenture supplements the Indenture and shall be a part and subject to all the terms thereof. Except as supplemented hereby, the Indenture and the Notes issued thereunder shall continue in full force and effect.

                  2.2 Effectiveness. This Supplemental Indenture shall become effective as of the date hereof.

                  2.3 Counterparts. This Supplemental Indenture may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

         2.4 GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY,
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT
REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE
APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

                  2.5 Recitals. The Trustee shall not be responsible for any recital herein (other than the last recital as it applies to the
         Trustee) as such recitals shall be taken as statements of the Issuer, or the validity of the execution by the Issuer of this Supplemental
         Indenture. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

                  [Remainder of page intentionally left blank.]

                                                                               7

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed on this 11th day of August, 2004.

                                      PANAVISION INC.

                                      By: /s/ Eric W. Golden
                                         ---------------------------------------
                                         Name:  Eric W. Golden
                                         Title: Executive Vice President,
                                                General Counsel and Secretary

                                      PANAPAGE ONE LLC, as a Subsidiary
                                      Guarantor

                                      By: /s/ Eric W. Golden
                                         ---------------------------------------
                                         Name:  Eric W. Golden
                                         Title: Executive Vice President,
                                                General Counsel and Secretary

                                      PANAPAGE TWO LLC, as a Subsidiary
                                      Guarantor

                                      By: /s/ Eric W. Golden
                                         ---------------------------------------
                                         Name:  Eric W. Golden
                                         Title: Executive Vice President,
                                                General Counsel and Secretary

                                      PANAPAGE CO. LLC, as a Subsidiary
                                      Guarantor

                                      By: /s/ Eric W. Golden
                                         ---------------------------------------
                                         Name:  Eric W. Golden
                                         Title: Executive Vice President,
                                                General Counsel and Secretary

                                                                               8

                                      PANAVISION U.K. HOLDINGS, INC., as a
                                      Subsidiary Guarantor

                                      By: /s/ Eric W. Golden
                                         ---------------------------------------
                                         Name:  Eric W. Golden
                                         Title: Executive Vice President,
                                                General Counsel and Secretary

                                      PANAVISION REMOTE SYSTEMS, LLC, as a
                                      Subsidiary Guarantor

                                      By: /s/ Eric W. Golden
                                         ---------------------------------------
                                         Name:  Eric W. Golden
                                         Title: Executive Vice President,
                                                General Counsel and Secretary

                                      LPPI, LLC, as a Subsidiary Guarantor

                                      By: /s/ Eric W. Golden
                                         ---------------------------------------
                                         Name:  Eric W. Golden
                                         Title: Executive Vice President,
                                                General Counsel and Secretary

                                      PANAVISION INTERNATIONAL, L.P., as a
                                      Subsidiary Guarantor
                                      By: Panapage Two LLC, as General Partner

                                      By: /s/ Eric W. Golden
                                         ---------------------------------------
                                         Name:  Eric W. Golden
                                         Title: Executive Vice President,
                                                General Counsel and Secretary

                                                                               9

                                     WILMINGTON TRUST COMPANY, as Trustee

                                     By: /s/ Michael G. Oiler, Jr.
                                        ---------------------------------------
                                        Name:  Michael G. Oiler, Jr.
                                        Title: Senior Financial Services Officer

                                     WILMINGTON TRUST COMPANY, as Collateral
                                     Trustee

                                     By: /s/ Michael G. Oiler, Jr.
                                        ---------------------------------------
                                        Name:  Michael G. Oiler, Jr.
                                        Title: Senior Financial Services Officer

                                     Annex A

Schedule 4 to Collateral Agreement

                             LOCATION OF OFFICES AND
                   JURISDICTIONS OF INCORPORATION OR FORMATION

         Attached hereto as Exhibit A is a listing of the locations at which inventory of the Grantors is located.

----------------------------------------------------------------------------------------------------------------------
                                                          FEDERAL     LOCATION         LOCATION OF
                                                         TAXPAYER     OF CHIEF          BOOKS AND           TRADE OR
                      TYPE OF       ORGANIZATIONAL ID       ID       EXECUTIVE          RECORD OF          FICTITIOUS
NAME OF GRANTOR        ENTITY            NUMBER           NUMBER       OFFICE          COLLATERAL             NAME
----------------------------------------------------------------------------------------------------------------------

Panavision Inc.     Delaware       2247211             13-3593063    6219 De       6219 De Soto Avenue   N/A
                    corporation                                      Soto Avenue   Woodland Hills, CA
                                                                     Woodland      91367-2602
                                                                     Hills, CA
                                                                     91367-2602
----------------------------------------------------------------------------------------------------------------------
Panavision Remote   California     200314 210071       95-4299623    6219 De       6219 De Soto Avenue   N/A
Systems LLC         limited                                          Soto Avenue   Woodland Hills, CA
                    liability                                        Woodland      91367-2602
                    company                                          Hills, CA
                                                                     91367-2602
----------------------------------------------------------------------------------------------------------------------
Panapage Co. LLC    Delaware       3142740             91-2020052    6219 De       6219 De Soto Avenue   Panavision
                    limited                                          Soto Avenue   Woodland Hills, CA
                    liability                                        Woodland      91367-2602
                    company                                          Hills, CA
                                                                     91367-2602
----------------------------------------------------------------------------------------------------------------------
Panavision U.K.     Delaware       2750335             95-4640522    6219 De       6219 De Soto Avenue   N/A
Holdings, Inc.      corporation                                      Soto Avenue   Woodland Hills, CA
                                                                     Woodland      91367-2602
                                                                     Hills, CA
                                                                     91367-2602
----------------------------------------------------------------------------------------------------------------------
Panapage One LLC    Delaware       3142737             N/A           6219 De       6219 De Soto Avenue   N/A
                    limited                                          Soto Avenue   Woodland Hills, CA
                    liability                                        Woodland      91367-2602
                    company                                          Hills, CA
                                                                     91367-2602
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                          FEDERAL     LOCATION         LOCATION OF
                                                         TAXPAYER     OF CHIEF          BOOKS AND           TRADE OR
                      TYPE OF       ORGANIZATIONAL ID       ID       EXECUTIVE          RECORD OF          FICTITIOUS
NAME OF GRANTOR        ENTITY            NUMBER           NUMBER       OFFICE          COLLATERAL             NAME
----------------------------------------------------------------------------------------------------------------------

Panapage Two LLC    Delaware       3142739             N/A           6219 De       6219 DE SOTO AVENUE   N/A
                    limited                                          Soto Avenue   WOODLAND HILLS, CA
                    liability                                        Woodland      91367-2602
                    company                                          Hills, CA
                                                                     91367-2602
----------------------------------------------------------------------------------------------------------------------
Panavision          Delaware       2247567             13-3593064    6219 De       6219 DE SOTO AVENUE   Panavision
International,      limited                                          Soto Avenue   WOODLAND HILLS, CA
L.P.                partnership                                      Woodland      91367-2602            Panavision
                                                                     Hills, CA                           Hollywood
                                                                     91367-2602    6735 SELMA AVENUE
                                                                                   HOLLYWOOD, CA 90028
                                                                                                         Panavision
                                                                                   2000 UNIVERSAL        Florida
                                                                                   STUDIOS PLAZA
                                                                                   SUITE 900             Panavision
                                                                                   ORLANDO, FL           Wilmington
                                                                                   32819-7606
                                                                                                         Lee Filters
                                                                                   1223 NORTH 23RD
                                                                                   STREET                Panavision
                                                                                   WILMINGTON, NC        Dallas
                                                                                   28405

                                                                                   8000 JETSTAR DRIVE
                                                                                   IRVING, TX  75063

----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                          FEDERAL     LOCATION         LOCATION OF
                                                         TAXPAYER     OF CHIEF          BOOKS AND           TRADE OR
                      TYPE OF       ORGANIZATIONAL ID       ID       EXECUTIVE          RECORD OF          FICTITIOUS
NAME OF GRANTOR        ENTITY            NUMBER           NUMBER       OFFICE          COLLATERAL             NAME
----------------------------------------------------------------------------------------------------------------------

LPPI, LLC           California     C1070439            95-3724181    6219 De       1146 North Las        Las Palmas
                    limited                                          Soto Avenue   Palmas Avenue         Productions,
                    liability                                        Woodland      Los Angeles, CA       Inc.
                    company                                          Hills, CA     90038
                                                                     91367-2602    (323) 463-7041
----------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------

                                                                       EXHIBIT A

PANAVISION INTERNATIONAL, L.P.

6219 DE SOTO AVENUE
WOODLAND HILLS, CA  91367-2602

6735 SELMA AVENUE
HOLLYWOOD, CA 90028

2000 UNIVERSAL STUDIOS PLAZA
SUITE 900
ORLANDO, FL  32819-7606

1223 NORTH 23RD STREET
WILMINGTON, NC  28405

8000 JETSTAR DRIVE
IRVING, TX  75063

540 West 36th Street
NEW YORK, NY 10018

                                     Annex B

                                                                       Exhibit C

                             [Letterhead of Company]

                                     [Date]

[Name and Address of Bank]

Attention:

                         Re: Withdrawal Request

Ladies and Gentlemen:

         Pursuant to Section 7(e) of the Deposit Account Control Agreement,
dated as of January 16, 2004 (the "Agreement", a copy of which is attached hereto) between Panavision Inc., Wilmington Trust Company as collateral trustee
(the "Collateral Trustee"), JPMorgan Chase Bank, as administrative agent (the
"Administrative Agent") and you, we hereby give you notice of our request to withdraw $[_________] from the Deposit Account on ______ __, 200_. Terms used herein but not defined herein shall have the meanings assigned to such term in the Credit Agreement referred to in the Agreement.

         We hereby represent and warrant that, as of the date hereof, (i) no
Default or Event of Default has occurred and is continuing and (ii) we have delivered a Reinvestment Notice to the Administrative Agent and, pursuant to such Reinvestment Notice, intend to use these funds within the next ten Business
Days to fund (or, in the case of Capital Expenditures incurred on or after
August 11, 2004, to reimburse the Company for prior fundings of) the reinvestment described in such Reinvestment Notice.

                                                  Very truly yours,
                                                  PANAVISION INC.
                                                  By:
                                                     ------------------------
                                                  Title:

cc:  JPMorgan Chase Bank, as administrative agent
     Wilmington Trust Company, as collateral trustee

                                                                      SCHEDULE I

         EBITDA of the Issuer and its Subsidiaries: $61,600,000.